Exhibit 99.1

Summarized Tenant Financial Data

International Business Machines Corporation ("IBM") currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding IBM is taken from its previously filed public reports. For more detailed financial information regarding IBM, please refer to their financial statements, which are publicly available with the SEC at http://www.sec.gov.

	For the Fiscal Year Ended
	12/31/2009	12/31/2008	12/31/2007
	(in millions)
Consolidated Statements of Operations

Operating Revenues	$ 95,758	$ 103,630	$ 98,786
Income From Continuing Operations	13,425	12,334	10,418
Net Income	13,425	12,334	10,418

	As of the Fiscal Year Ended
	12/31/2009	12/31/2008	12/31/2007
	(in millions)
Consolidated Balance Sheets

Total Assets	$ 109,022	$ 109,524	$ 120,431
Total Debt	26,099	33,926	35,274
Total Equity	22,755	13,584	28,615